UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

CH ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

New York	0-30512	1804460
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

284 South Avenue, Poughkeepsie, New York                                                          12601-4879
(Address of principal executive offices)                                                                 (Zip code)

(845)-452-2000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On February 21, 2008, CH Energy Group, Inc. (the “Company”) and its wholly-owned subsidiary Central Hudson Enterprises Corporation (“CHEC”) entered into a $150 million Amended and Restated Credit Agreement with KeyBank National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., and HSBC Bank USA (the “Lenders”). This unsecured revolving credit facility, which amends and restates the $75 million Credit Agreement, dated November 21, 2003, between the Company, CHEC and certain of the Lenders, provides a committed line of credit to the Company and CHEC through a maturity date of February 21, 2013.

A copy of the Amended and Restated Credit Agreement is attached to this Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described more fully under Item 1.01, on February 21, 2008, the Company and CHEC entered into a $150 million Amended and Restated Credit Agreement, which creates a direct financial obligation of the Company and CHEC for purposes of this Item 2.03 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.The following are filed as exhibits to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

10.1 Amended and Restated Credit Agreement among CH Energy Group, Inc., Central Hudson Enterprises Corporation, KeyBank National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., and HSBC Bank USA, dated February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: February 25, 2008	By: /s/Donna S. Doyle

Name: Donna S. Doyle

Title: Vice President – Accounting and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Amended and Restated Credit Agreement among CH Energy Group, Inc., Central Hudson Enterprises Corporation, KeyBank National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., and HSBC Bank USA, dated February 21, 2008.